Exhibit 99.3-DeFi Mobile, Ltd. financial statements for the six months ended June 30, 2009 and 2008 (unaudited)

DEFI MOBILE LTD.

Consolidated Financial Statements

June 30, 2009 and December 31, 2008

C O N T E N T S

Consolidated Balance Sheets as of June 30, 2009 and December 31, 2008

 4

Consolidated Statements of Operations for the Six Months Ended June 30, 2009 and 2008

 6

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008

 7

Notes to the Consolidated Financial Statements

8

DEFI MOBILE, LTD.
(A Development Stage Company)
Consolidated Balance Sheets

ASSETS

	June 30,	December 31,
	2009	2008
	(Unaudited)
CURRENT ASSETS

Cash and cash equivalents	$ 23,504	$ 8,950
Accounts receivable, net	5,131	110
Other receivables	9,927	9,426
Prepaid expenses and other current assets	381,451	52,564

Total Current Assets	420,013	71,050

PROPERTY AND EQUIPMENT

Network hardware	267,623	267,623
Computer servers	150,323	150,323
Computer equipment	59,235	51,578
Furniture and fixtures	39,122	39,122

Total Property and Equipment	516,303	508,646
Less: Accumulated Depreciation	(276,826)	(192,438)

Net Property and Equipment	239,477	316,208

OTHER ASSETS

Network software and user licenses, net	996,590	999,684
Software development costs, net	400,252	580,068
Patents and tradmarks, net	40,260	42,628
Domain names, net	13,098	13,487
Security deposits	32,602	32,602

Total Other Assets	1,482,802	1,668,469

TOTAL ASSETS	$ 2,142,292	$ 2,055,727

DEFI MOBILE, LTD.
(A Development Stage Company)
Consolidated Balance Sheets (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	June 30,	December 31,
	2009	2008
	(Unaudited)
CURRENT LIABILITIES

Accounts payable and accrued expenses	$ 1,673,115	$ 730,785
Accrued interest	244,775	93,521
Loan payable	125,000	-
Convertible notes payable	3,215,156	2,225,000
Venture capital payable	453,251	625,871
Note payable - related party	250,000	250,000

Total Current Liabilities	5,961,297	3,925,177

Total Liabilities	5,961,297	3,925,177

STOCKHOLDERS' EQUITY (DEFICIT)

Series A Preferred stock, par value $0.0001 per share,
4,600,000 shares authorized; 4,465,075 shares issued
and outstanding	447	447
Series B Preferred stock, par value $0.0001 per share,
3,500,000 shares authorized; -0- shares issued and outstanding	-	-
Common stock, par value $0.0001 per share,
30,000,000 shares authorized; 6,666,667 shares
issued and outstanding	667	667
Additional paid-in-capital	3,989,229	3,989,229
Deficit accumulated during the development stage	(7,809,348)	(5,859,793)

Total Stockholders' Equity (Deficit)	(3,819,005)	(1,869,450)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 2,142,292	$ 2,055,727

See accompanying unaudited note disclosure

DEFI MOBILE, LTD.
(A Development Stage Company)
Consolidated Statements of Operations

	For the Six Months Ended		Cumulative
	June 30,		From
	2009	2008	Inception

REVENUES	$ 33,461	$ 580	$ 70,678

OPERATING EXPENSES

Salaries and wages	992,576	646,839	2,941,585
Cost of goods sold	302,251	135,650	692,702
Professional fees	121,075	477,140	1,242,852
Travel and entertainment	78,241	342,276	832,346
Advertising and marketing	5,519	236,624	408,098
Depreciation and amortization	185,081	78,200	510,398
Financing costs	60,016	-	239,516
Rent	49,556	75,358	235,299
Other general and administrative	54,114	133,560	496,008

Total Operating Expenses	1,848,429	2,125,647	7,598,804

LOSS BEFORE OTHER INCOME (EXPENSE)	(1,814,968)	(2,125,067)	(7,528,126)

OTHER INCOME (EXPENSE)

Interest income	-	5,149	33,364
Interest expense	(134,587)	-	(314,586)

Total Other Income (Expense)	(134,587)	5,149	(281,222)

NET LOSS BEFORE INCOME TAXES	(1,949,555)	(2,119,918)	(7,809,348)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$ (1,949,555)	$ (2,119,918)	$ (7,809,348)

LOSS PER COMMON SHARE - BASIC & DILUTED	$ (0.29)	$ (0.32)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	6,666,667	6,666,667

See accompanying unaudited note disclosure

DEFI MOBILE, LTD.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Six Months Ended		Cumulative
	June 30,		From
	2009	2008	Inception

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (1,949,555)	$ (2,119,918)	$ (7,809,348)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization	185,081	78,200	505,661
Change in operating assets and liabilities:
Accounts receivable	(5,021)	-	(5,131)
Other receivables	(501)	-	(9,927)
Prepaid and other assets	(325,793)	80,800	(378,357)
Domain names	(286)	(1,891)	(13,773)
Lease security deposit	-	(2,602)	(32,602)
Accrued interest - subordinated convertible note	151,254	-	(151,254)
Accounts payable and accrued expenses	1,024,496	89,724	1,848,802

Net Cash Used in Operating Activities	(920,325)	(1,875,687)	(6,045,929)

CASH FLOWS FROM INVESTING ACTIVITIES

Software development costs	-	(247,769)	(707,244)
Patents and trademarks	-	-	(42,628)
Network software and user licenses	-	(650)	(1,000,650)
Purchases of property and equipment	(7,657)	(18,660)	(516,303)

Net Cash Used in Investing Activities	(7,657)	(267,079)	(2,266,825)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock for cash	-	-	667
Issuance of series A preferred stock for cash, net of offering costs	-	-	3,989,676
Payments on notes payable	(172,620)	-	(296,749)
Proceeds received on loans and notes payable	125,000	-	1,125,000
Proceeds received on note payable from related party	-	-	250,000
Proceeds received from convertible notes	990,156	1,298,500	2,965,156

Net Cash Provided by Financing Activities	942,536	1,298,500	8,033,750

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,554	(844,266)	23,504

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,950	1,434,021	-

CASH AND CASH EQUIVALENTS, END OF YEAR	$ 23,504	$ 589,755	$ 23,504

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$ -	$ -	$ 69,811
Cash paid for taxes	$ -	$ -	$ -

See accompanying unaudited note disclosure

NOTE 1 -  NATURE OF ORGANIZATION

DeFi Mobile Ltd. (the “Company”) was incorporated under the laws of the State of Delaware as Telemoto, Ltd., on November 22, 2006.  On October 24, 2007, the Company changed its name to DeFi Mobile, Ltd.  The Company is in the development stage and has not commenced significant operations. The Company operates as a global communications service provider, and provides the following services; global telecommunications, data access, and short message service (SMS) around the world on a wholesale or direct-to-consumer basis.  In addition, the Company also provides government and consumer solutions integrating innovative Voice over Internet Protocol (VoIP), Standard Internet Protocol (SIP) trunk, public-switched telephone networking (PSTN) and Private Branch Exchange (PBX) technologies with a wide variety of communication devices, including mobile smartphones, standard telephony devices, personal computers (PCs), soft-phones and other Internet Access Devices (IAD).  In general, customers of the Company leverage the Company’s integrated communication technology solution for business class communication that circumvents international long-distance and roaming fees commonly charged by standard cellular and land-line dependent telecommunications companies.  The Company is capable of integrating its innovative solutions with standard telecommunications companies and is actively evaluating business development opportunities in this arena.

The Company also operates in the United Kingdom through its wholly-owned subsidiary, “DeFi Mobile (UK) Limited” (DeFi UK).  DeFi UK was originally registered to the Registrar of Companies of England and Wales on March 12, 2008 under the name “Shelfco (no. 3532) Limited”, and officially changed its name to DeFi Mobile (UK) Limited on June 27, 2008.

NOTE 2 -

BASIS OF PRESENTATION

The financial statements included herein are unaudited and have been prepared consistent with generally accepted accounting principles for interim financial statements.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations.  The information furnished in the interim condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements.  Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim consolidated financial statements be read in conjunction with the Company’s December 31, 2008 audited financial statements and notes thereto.  Operating results for the six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009.

NOTE 3 -

BASIC AND FULLY DILUTED LOSS PER SHARE

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings Per Share, the computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements.

The computations of basic and fully diluted loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements, plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding during the period, or the exercise of convertible debentures. Common stock equivalents have not been included because they are anti-dilutive.

Following is a reconciliation of the loss per share for the six months ended June 30, 2009 and 2008, respectively:

    For the Six Months Ended

                 June 30,

      2009

        2008

Net (loss) available to

 common shareholders

$

(1,983,555

)

$

(2,119,918)

Weighted average shares

6,666,667

6,666,667

Basic and fully diluted loss per share (based)

 on weighted average shares)

$

(0.30)

$

(0.32)

NOTE 3 -

GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, as of June 30, 2009, the Company had an accumulated deficit of $7,843,348, significant negative working capital, and is in default on various notes payable. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable.  Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company’s cost structure.  In addition, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products.  Management plans to issue additional debt equity to fund the release of new products in 2009 and to continue to generate cash flow from operations. Additionally, the Company has also entered into an agreement to be acquired by a publicly traded company, and this acquisition will allow for additional resources to fund the ongoing operations (see also Note 4).  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 -

SIGNIFICANT TRANSACTIONS

On May 11, 2009, the Company arranged a 90-day, interest-free loan of $125,000 with a company in exchange for consideration of a merger.  As of June 30, 2009, the entire amount of the loan was still owed by the Company.  This merger consideration was subsequently voted down by the Company’s Board of Directors.

During the six months ended June 30, 2009 the Company issued additional convertible notes payable totaling $990,156.  These notes bear interest at 10% per annum, are due on demand and include a warrant coverage clause giving the lender the right to convert their total amount borrowed into warrants to purchase series B preferred stock of the Company at a 10% coverage ratio.  At June 30, 2009, the total amount owed to these investors was $3,215,156.

On July 10, 2009, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Lion Capital Holdings, Inc. (“Lion”), and Jeff Rice and David Thomas in their capacity as Joint Representatives.

Under the Merger Agreement, the Company and Lion have agreed, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to engage in a merger whereby the Company will merge with and into Lion, and Lion will be the surviving corporation in the merger.  The merger had the following terms:

a) The Company would sell all assets, liabilities and issued and outstanding shares to Lion as follows:  one share of Lion’s common stock for each share of the Company’s common shares.

b) Lion would also issue to the Company’s preferred shareholders a 1- for-4 tax-free exchange of the Company’s shares for Lion shares.  Upon closing, the 4,465,075 Company preferred shares will receive 17,860,300 common shares of Lion.

c) Upon finalization of the merger, Lion would change its name to DeFi Mobile, Ltd.

d) The holders of the subordinated convertible notes payable would convert these notes into shares of Lion’s common stock at $0.10 per share, the day the purchase agreement is signed, instead of series B preferred stock as originally agreed.

e) The Company’s shareholders have agreed to an eighteen-month lock-up of Lion’s shares to be received in the merger.The parties have until August 31, 2009 to close the proposed merger, at which time either party may terminate the Merger Agreement unless such party’s failure to fulfill its obligation under the Merger Agreement caused the closing delay.  The Merger Agreement may also be terminated if greater than 5% of the Company’s outstanding voting stock dissents from the merger.  As of the date of this filing, the Merger Agreement had not yet been finalized.

NOTE 5 -

SUBSEQUENT EVENTS

Subsequent to June 30, 2009, the Company entered into an agreement with a third party whereby the Company is involved as a consultant to help manage a large project that the third party had recently entered into.  In exchange for these consulting services, the third party paid the Company $250,000, who in-turn used that money to pay various vendors and developers involved in the project.

On July 15, 2009 Lion entered into a Letter of Intent (LOI) to have the irrevocable right to acquire Publisher X (PX) on or before August 31, 2009.  This proposed acquisition would take place after the completion of the Merger Agreement between Lion and the Company (which would become DeFi Mobile, Ltd.).  Under the terms of the LOI, DeFi Mobile, Ltd., would acquire all the issued and outstanding ownership interests of PX.  The acquisition would be financed using shares of DeFi Mobile, Ltd., the number of shares to be issued and the price per share have yet to be determined.  As of the date of this filing, this acquisition had not yet been finalized.

On July 20, 2009 Lion entered into a Letter of Intent (LOI) to have the irrevocable right to acquire FunFinder (FF) on or before August 31, 2009.  This proposed acquisition would take place after the completion of the Merger Agreement between Lion and the Company (which would become DeFi Mobile, Ltd.).  Under the terms of the LOI, DeFi Mobile, Ltd., would acquire all the issued and outstanding ownership interests of FF.  This acquisition would be financed using shares of DeFi Mobile, Ltd., the number of shares to be issued and the price per share have yet to be determined.  As of the date of this filing, this acquisition had not yet been finalized.